                                                                    EXHIBIT 99.1

                                      SECOND AMENDMENT TO OFFICE LEASE AGREEMENT

         THIS SECOND AMENDMENT TO OFFICE LEASE AGREEMENT (this "Second Amendment") is made and entered into the 10th day of February, 2004, by and between TRIZECHAHN TOWER THREE GALLERIA MANAGEMENT, L.P. (hereinafter called "Landlord"), and THE VIALINK COMPANY, a Delaware corporation (hereinafter called "Tenant").

                                   WITNESSETH:

         WHEREAS, Landlord and Tenant entered into that certain Office Lease Agreement dated May 31, 2001 (the "Lease"), with respect to the lease of approximately 43,412 square feet of Net Rentable Area located on Floors 7 and 8 (the "Leased Premises") of the office building commonly known as Three Galleria Tower located at 13155 Noel Road, Dallas, Texas (the "Building"); and

         WHEREAS, Landlord and Tenant entered into that certain First Amendment to Office Lease Agreement dated December 1, 2001 (the "First Amendment") which provided, among other things, for a reduction in the size of the Premises by 21,696 square feet of Net Rentable Area, all as more particularly set forth therein; and

         WHEREAS, Landlord and Tenant now desire to amend the Lease to provide for a relocation of the Premises, to further decrease the size of the Premises and adjust the Basic Rent, Allowance other terms in accordance with the terms of this Second Amendment.

         NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree that the Lease is amended as follows:

         1. DEFINED TERMS. All capitalized terms utilized herein and not defined herein shall have the meaning ascribed thereto in the Lease.

         2. PREMISES. Effective as of January 1, 2004 (the "Relocation Date"), the Premises shall be relocated to Suite 300 consisting of approximately 12,052 square feet of Net Rentable Area as set forth on the attached Exhibit A (the "Relocated Premises"), which shall be substituted for the Premises for all purposes under the Lease. Tenant shall surrender all space formerly including the Premises on the seventh (7th) floor to Landlord on or before April 1, 2004, with all furniture (except as otherwise agreed by Landlord), fixtures and equipment removed and in broom clean condition. It is further agreed that in connection with the relocation of the Premises, (i) the Building shall be comprised of 519,675 square feet of Net Rentable Area and (ii) all other amounts calculated based on the number of square feet of Net Rentable Area of the Premises shall be adjusted to reflect the Relocated Premises. All references to the Leased Premises and Building shall mean such area and all provisions of the Lease based on the number of Net Rentable Area of the Premises shall be adjusted to reflect the Leased Premises as described above.



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         3. PAYMENT OF PAST DUE RENT. Tenant shall deliver to Landlord, upon execution of this Second Amendment, One Hundred Thousand Dollars ($100,000.00) which shall be in full settlement of all outstanding chargers under the Lease accruing on or before December 31, 2003.

         4. BASIC RENT. Effective as of the Relocation Date, Paragraph 3 of the Basic Lease Provisions, as amended shall be further amended as follows:

                                         RATE PER
                                        SQUARE FOOT
                                         OF AGREED         BASIC ANNUAL        BASIC MONTHLY
              PERIOD                   RENTABLE AREA           RENT                RENT
---------------------------------     ---------------     ---------------     ---------------
Relocation Date - Expiration Date     $         22.50     $    271,170.00     $     22,597.50*

*Tenant shall pay the monthly installments of Base Rent accruing from the Relocation Date through March, 2004 upon execution of this Second Amendment.

         5. TENANT'S PRO RATA SHARE PERCENTAGE. As of the Relocation Date, Paragraph 4 of the Basic Lease Provisions, as amended shall be deleted in its entirety and replaced with the following:

         "4. "Tenant's Pro Rate Share Percentage": 2.3191% (the Agreed Rentable Area of the Premises divided by the Agreed Rentable Area of the Building, expressed in a percentage)."

         6. TENANT'S OPERATING EXPENSE STOP. As of the Relocation Date, Paragraph 5 of the Basic Lease Provisions shall be amended by deleting "2001 or 2002" and inserting in its place "2004".

         7. TENANT'S REAL ESTATE TAXES STOP. As of the Relocation Date, Paragraph 7 of the Basic Lease Provisions shall be amended by deleting "2001 or 2002" and inserting in its place "2004".

         8. CONDITION OF THE RELOCATED PREMISES. Landlord agrees to furnish the Relocated Premises to Tenant upon execution of this Second Amendment in its current "AS IS" condition and "WITH ALL FAULTS". Tenant agrees that it shall submit to Landlord all plans and specifications for any improvements to be constructed in the Relocated Premises and Tenant's intended use thereof, for Landlord's approval, which must be granted before Tenant commences any alterations of the Relocated Premises. TENANT FURTHER ACKNOWLEDGES AND AGREES THAT LANDLORD DOES HEREBY DISCLAIM ANY AND ALL WARRANTIES, EXPRESS AND IMPLIED, INCLUDING BUT NOT LIMITED TO THOSE OF FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE RELOCATED PREMISES AND/OR THE IMPROVEMENTS LOCATED THEREIN.

         9. PARKING. Exhibit "F" to the Lease, as amended, shall be further amended such that within the Permit Allotment the number of Executive Permits shall be reduced from three (3) to one (1) and the number of General Permits shall be decreased from



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sixty-two (62) permits to thirty-eight (38) permits. In addition thereto,
Landlord shall provide one Executive Availability Permit and three (3) General Availability Permits, with the Parking Permit Fees associated therewith abated for the remainder of the Term.

         10. RENEWAL OPTION. The Renewal Option attached to the Lease as Exhibit "I" is hereby deleted and of no further force and effect.

         11. TERMINATION OPTION. Effective as of the Relocation Date, Landlord shall have the right to terminate this Lease upon ninety (90) days written notice to Tenant, which date shall become the expiration date of the Lease and Tenant agrees to surrender the Premises on or before such date in accordance with the terms and conditions of the Lease setting forth the rights, duties and obligations of Landlord and Tenant upon the expiration of the Lease.

         12. FURNITURE. Landlord and Tenant agree that Tenant will abandon at least eighteen (18) of the currently existing wood desk units (each comprised of a desk, return and credenza) on the seventh (7th) floor of the Building and that Landlord shall provide (and convey to) Tenant seven (7) similar wood desk units which are currently located on the 3rd floor.

         13. BROKERS. Tenant hereby represents that it has dealt with no broker, agent or other person, other than NAI Stoneleigh Huff Brous McDowell in connection with this First Amendment and that no other broker, agent or other person brought about this First Amendment, and that Tenant shall indemnify and hold Landlord harmless from and against all loss, damage, cost and expense (including reasonable attorneys' fees) suffered by Landlord as a result of a breach of the foregoing representation and warranty.

         14. CALCULATION OF CHARGES. Tenant (i) understands and accepts the methods of calculation for determining charges, amounts and additional rent payable by Tenant under the Lease, as modified hereby, and (ii) waives (to the fullest extent permitted by applicable law) all rights and benefits of Tenant under Section 93.004 (Assessment of Charges) of the Texas Property Code, as such section now exists or as it may be hereafter amended or succeeded.

         15. NOTICES. Item 16 of the Basic Lease Provisions is amended to substitute the following notice addresses applicable to Landlord and Tenant:

Landlord:                                          Tenant:
TrizecHahn Tower Three Galleria Management, L.P.   The viaLink Company
One Galleria Tower                                 13155 Noel Road, Suite 300
13355 Noel Road, Suite 350                         Dallas, Texas  75240
Dallas, Texas 75240                                Attn: Chief Financial Officer
Attn:  Property Manager



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With a copy to:
TrizecHahn Tower Three Galleria Management, L.P
% Trizec Holdings, Inc.
1200 Smith Street, Suite 1200
Houston, Texas  77002
Attention: Senior Vice President

         16.      MISCELLANEOUS.

         A. Amendment to Lease. Tenant and Landlord acknowledge and agree that the Lease, as amended by the Letter Agreement, has not been amended or modified in any respect other than as set forth in this Second Amendment, and there are no other agreements of any kind currently in force and effect between Landlord and Tenant with respect to the Premises or the Building.

         B. Counterparts. This Second Amendment may be executed in multiple counterparts, and each counterpart when fully executed and delivered shall constitute an original instrument, and all such multiple counterparts shall constitute but one and the same instrument.

         C. Entire Agreement. This Second Amendment sets forth all covenants, agreements and understandings between Landlord and Tenant with respect to the subject matter hereof and there are no other covenants, conditions or understandings, either written or oral, between the parties hereto except as set forth in this Second Amendment.

         D. Full Force and Effect. Except as expressly amended hereby, all other items and provisions of the Lease, as amended, remain unchanged and continue to be in full force and effect .

         E. Conflicts. The terms of this Second Amendment shall control over any conflicts between the terms of the Lease and the terms of this Second Amendment.

         F. Authority. Each party to this Second Amendment warrants and represents unto the other that (i) it is a duly organized and existing legal entity, in good standing in the State of Texas, (ii) it has full right and authority to execute, deliver and perform this Second Amendment; (iii) the person executing this Second Amendment was authorized to do so and (iv) upon request of the other party hereto, such person will deliver to Landlord satisfactory evidence of his or her own authority to execute this Second Amendment on behalf of such party.

         G. Capitalized Terms. Capitalized terms not defined herein shall have the same meanings attached to such terms under the Lease.

         H. Successors and Assigns. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         This Second Amendment is executed on the date indicated above.

LANDLORD:                                       TENANT:

TRIZECHAHN TOWER THREE GALLERIA                 THE VIALINK COMPANY,
MANAGEMENT, L.P., a limited partnership         a Delaware corporation

By:   Trizec Realty, Inc., a California
      corporation, as general partner               By:  /s/Brian Carter
                                                         -----------------------
                                                    Name: Brian Carter
                                                    Title: Vice President

By:    /s/ Paul H. Layne
      -----------------------------------------
      Paul H. Layne, Vice President

By:   /s/ Steven M. Lukingbeal
      -----------------------------------------
      Steven M. Lukingbeal, Assistant Secretary



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                                    EXHIBIT A

                              THREE GALLERIA TOWER
                       FLOORPLAN OF THE RELOCATED PREMISES